Exhibit 5.1

[Letterhead of Bär & Karrer]

ACE Limited

Bärengasse 32

8001 Zurich

Switzerland

Zurich, 14 January 2016

Form S-4 Registration Statement

Dear Sir or Madam,

We have been asked to issue a legal opinion letter as special Swiss legal counsel of ACE Limited, Bärengasse 32, CH-8001 Zurich, Switzerland, Swiss business identification number CHE-114.425.464 (the “Company”) in connection with the registration statement on Form S-4 (the “Registration Statement”) including all amendments or supplements thereto, filed with the Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Act”) for the registration of common shares of the Company with a nominal value of CHF 24.15 (the “Shares”) in connection with the conversion of a portion of the common stock of Chubb Corporation, a corporation organized under the laws of the State of New Jersey, into Shares of the Company (the “Conversion”) by virtue of the merger of William Investment Holdings Corporation, a corporation organized under the laws of the State of New Jersey, with and into Chubb Corporation (the “Merger”).

The Shares subject to the Registration Statement comprise of 136,951,452 Company Shares (the “New Shares”) issued by way of a capital increase (‘genehmigte Kapitalerhöhung’) out of the authorized capital of the Company.

All capitalized terms used in this legal opinion letter shall have the meaning as defined herein.

I	DOCUMENTS

In arriving at the opinions expressed in section III below, we have exclusively reviewed and relied on the following documents, the sufficiency of which we confirm for purposes of this legal opinion letter (the documents referred to in this section I collectively the “Documents” and any individual document thereof a “Document”):

a)	an excerpt from the Commercial Register of the Canton of Zurich, Switzerland, in respect of the Company, certified by such Commercial Register as of 13 January 2016;

b)

a facsimile copy of the extract from the daily register (“Tagesregister”) of the Commercial Register of the Canton of Zurich in respect of the Company, certified by such Commercial Register as of 14 January 2016;

c)

a copy of the articles of association of the Company, certified by the Commercial Register of the Canton of Zurich, Switzerland, as of 14 January 2016 to correspond to the latest version filed with such Commercial Register (the “Articles”); and

d)

a copy of the public deed of the resolutions of the board of directors of the Company containing the declarations of the board of directors of the Company regarding the authorized capital increase by issuance of the New Shares dated 14 January 2016.

II	ASSUMPTIONS

In arriving at the opinions expressed in section III below, we have assumed (without verification) cumulatively that:

a)

the information set out in the Documents is true, accurate, complete and up-to-date as of the date of this legal opinion letter and no changes have been made or will be made that should have been or should be reflected in the Documents as of the date of this legal opinion letter;

b)	the Documents submitted to us as (hard or electronic) copies are complete and conform to the original document;

c)	all signatures and seals on any Document are genuine;

d)

where a name is indicated (in print or in handwriting) next to a signature appearing on any Document above, the signature has been affixed by the person whose name is indicated, and where no name is indicated (in print or in handwriting) next to a signature appearing on any Document, the relevant Documents have been duly signed by authorized signatories; and

e)

to the extent any authorizations, approvals, consents, licenses, exemptions or other requirements (collectively the “Authorizations”) had to be obtained outside Switzerland in connection with the Merger, the Conversion or the issuance of the Shares, such Authorizations have been obtained or fulfilled in due time, and have remained in full force and effect at all times through the issuance of the New Shares.

III	OPINIONS

Based upon the foregoing, and subject to the qualifications and reliance limitations set out in section IV and section V below, we are of the opinion that under the laws of Switzerland as currently in force and interpreted:

a)

the Company is a stock corporation (‘Aktiengesellschaft’) duly organized and validly existing under the laws of Switzerland, with corporate power and authority to conduct its business in accordance with its Articles; and

b)

the New Shares, have been validly issued and are fully paid and non-assessable (i.e., no further contributions in respect thereof will be required to be made to the Company by the holders thereof, by reason only of their being such holders).

IV	QUALIFICATIONS

The opinions given under section III above are each subject to the following cumulative qualifications:

a)	The opinions expressed herein are strictly limited to matters governed by the laws of Switzerland and thus to opinions on certain Swiss law matters.

b)

The opinions expressed herein are based on and subject to the laws of Switzerland as in force and generally interpreted based on available legal sources as of the date of this legal opinion letter, and where this legal opinion letter refers to “Swiss law” or “the laws of Switzerland”, it solely refers to Swiss law as in force and generally interpreted based on available legal sources as of the date of this legal opinion letter. Such laws are subject to change.

c)	We have made no investigation of the laws of any other jurisdiction (but the laws of Switzerland) as a basis for this legal opinion letter and do not express or imply any opinion thereon.

d)

The opinions expressed herein relate only to legal matters explicitly covered by this legal opinion letter (taking into account all assumptions and qualifications cumulatively) and no opinion is given by implication or otherwise on any other matter.

e)

In issuing this legal opinion letter, we relied solely on the Documents and were not instructed to, and did not, make any further independent search or due diligence; we do not opine as to any facts or circumstances occurring or coming to our attention subsequently to the date hereof.

f)	The assumptions and qualifications apply to all opinions expressed in this legal opinion letter.

g)	We express no opinion herein as to the accuracy or completeness of the information set out in the Registration Statement or of the representations and warranties set out in the Registration Statement.

h)	We express no opinion herein as to regulatory matters or as to any commercial, accounting, calculating, auditing, tax, or other non-corporate law matter.

i)

As a matter of mandatory Swiss law, shareholders as well as the board of directors of a company are entitled to challenge resolutions adopted by a general shareholders’ meeting believed to violate the law or the company’s articles of association by initiating legal proceedings against such company within two months following such meeting. Therefore, notwithstanding registration of the Shares with the competent commercial register, any shareholder or the board of directors of the Company may challenge the resolutions taken by the general meeting of the shareholders’ meeting of the Company on which such registration of the Shares with the competent commercial register may be based.

j)

In this opinion, Swiss legal concepts are expressed in English terms and not in any official Swiss language; these concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

V	RELIANCE

This legal opinion letter is addressed to the Company. We hereby consent to the filing of this legal opinion letter as an exhibit to the report on Form 8-K on or around the date hereof (the Form “8-K”) to be incorporated by reference into the Registration Statement and to the references to us under the headings “Enforcement of Civil Liabilities under United States Federal Securities Laws” and “Validity of Securities” in the Registration Statement. In giving such consent, we do not admit or imply that we are in the category of persons whose consent is required under section 7 of the Act or the rules and regulations of the Commission issued thereunder.

This legal opinion letter is furnished by us, as special Swiss legal counsel to the Company, in connection with the filing of the Form 8-K. Without our prior consent,

it may not be used by, copied by, circulated by, quoted by, referred to, or disclosed to any party or for any purpose, except for such filing or in connection with any reliance by investors on such filing pursuant to US securities laws.

Any reliance on this opinion is limited to the legal situation existing at the date of this legal opinion letter, and we shall be under no obligation to advise you on or to amend this legal opinion letter to reflect any change in circumstances or applicable laws or regulations for any period after the date of issuance of this legal opinion letter.

This legal opinion letter shall be governed by and construed in accordance with the laws of Switzerland. This legal opinion letter may only be relied upon on the express condition that any issues of interpretation arising hereunder will be governed by the laws of Switzerland.

Yours faithfully,

Bär & Karrer AG

/s/ Dr. Urs Kägi

Dr. Urs Kägi